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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-122905 on Form S-8 of our reports dated February 28, 2008, relating to the consolidated financial statements and financial statement schedule of GFI Group Inc. and the effectiveness of GFI Group Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of GFI Group Inc. for the year ended December 31, 2007.

/s/ Deloitte and Touche LLP

New York, New York
February 28, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM